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                                                                      EXHIBIT 5

                  [FULLER, TUBB, POMEROY & STOKES LETTERHEAD]



                                 July 13, 2000




Keith Parker, Chairman-CEO
Summit Environmental Corporation, Inc.
414 East Loop 281, Suite 7
Longview, TX   75605

                                      Re:  Summit Environmental Corporation,
                                           Inc.

Dear Mr. Parker:

         I have reviewed the Form S-3 Registration Statement of Summit Environmental Corporation, Inc. and am of the opinion that the securities being registered in the Form S-3 Registration Statement have been legally issued, are fully paid, and are non-assessable.

                                           Sincerely,

                                           /s/ Thomas J. Kenan

                                           Thomas J. Kenan

TK:sa